                                                                    Exhibit 99.2

                                CREDIT AGREEMENT
                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

ARTICLE I THE CREDIT AND LENDER WARRANT                                    1

         SECTION 1.1 TERM LOAN                                             1
         SECTION 1.2 INTEREST                                              2
         SECTION 1.3 CONVERTIBILITY                                        2
         SECTION 1.4 LENDER WARRANT                                        2

ARTICLE II BORROWER REPRESENTATIONS AND WARRANTIES                         3

         SECTION 2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION         3
         SECTION 2.2 CAPITALIZATION AND VOTING RIGHTS                      3
         SECTION 2.3 SUBSIDIARIES                                          4
         SECTION 2.4 AUTHORIZATION                                         4
         SECTION 2.5 VALID ISSUANCE OF TERM NOTE, LENDER WARRANT,
               PREFERRED STOCK AND COMMON STOCK                            5
         SECTION 2.6 CONSENTS                                              5
         SECTION 2.7 LITIGATION                                            5
         SECTION 2.8 PROPRIETARY INFORMATION AND INVENTIONS
               AGREEMENTS                                                  6
         SECTION 2.9 PATENTS AND TRADEMARKS                                6
         SECTION 2.10 LEGAL COMPLIANCE                                     6
         SECTION 2.11 COMPLIANCE WITH OTHER INSTRUMENTS                    7
         SECTION 2.12 AGREEMENTS; ACTION                                   7
         SECTION 2.13 RELATED-PARTY TRANSACTIONS                           9
         SECTION 2.14 PERMITS                                              9
         SECTION 2.15 DISCLOSURE                                           9
         SECTION 2.16 REGISTRATION RIGHTS                                  9
         SECTION 2.17 CORPORATE DOCUMENTS                                  9
         SECTION 2.18 TITLE TO PROPERTY AND ASSETS                         9
         SECTION 2.19 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES;
               PROJECTIONS                                                10
         SECTION 2.20 CHANGES IN CONDITIONS                               10
         SECTION 2.21 INSURANCE                                           11
         SECTION 2.22 MINUTE BOOKS                                        11
         SECTION 2.23 TAX RETURNS, PAYMENTS AND ELECTIONS                 11
         SECTION 2.24 ENVIRONMENTAL LAWS                                  12
         SECTION 2.25 EMPLOYEES; EMPLOYEE COMPENSATION                    12
         SECTION 2.26 EMPLOYEE BENEFIT PLANS                              12

ARTICLE III LENDER REPRESENTATIONS AND WARRANTIES                         12

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                PAGE
                                                                ----

         SECTION 3.1 AUTHORIZATION                               12
         SECTION 3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT           12
         SECTION 3.3 DISCLOSURE OF INFORMATION                   13
         SECTION 3.4 INVESTMENT EXPERIENCE                       13
         SECTION 3.5 ACCREDITED LENDER                           13
         SECTION 3.6 RESTRICTED SECURITIES                       13
         SECTION 3.7 FURTHER LIMITATIONS ON DISPOSITION          13
         SECTION 3.8 LEGENDS                                     14

ARTICLE IV CONDITIONS                                            15

         SECTION 4.1 LENDER CONDITIONS OF EXTENSION OF CREDIT    15
         SECTION 4.2 BORROWER CONDITION                          16

ARTICLE V AFFIRMATIVE COVENANTS                                  16

         SECTION 5.1 PUNCTUAL PAYMENTS                           17
         SECTION 5.2 ACCOUNTING RECORDS                          17
         SECTION 5.3 COMPLIANCE                                  17
         SECTION 5.4 INSURANCE                                   17
         SECTION 5.5 FACILITIES                                  17
         SECTION 5.6 TAXES AND OTHER LIABILITIES                 17
         SECTION 5.7 NOTICE TO LENDER                            17

ARTICLE VI NEGATIVE COVENANTS                                    18

         SECTION 6.1 OTHER INDEBTEDNESS                          18
         SECTION 6.2 DIVIDENDS, DISTRIBUTIONS                    18
         SECTION 6.3 RELATED PARTY TRANSACTION                   18
         SECTION 6.4 STOCK OPTION PLAN                           18
         SECTION 6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS   19

ARTICLE VII EVENTS OF DEFAULT                                    19

         SECTION 7.1 EVENTS OF DEFAULT                           19
         SECTION 7.2 REMEDIES                                    20

ARTICLE VIII MISCELLANEOUS                                       20

         SECTION 8.1 NO WAIVER                                   20
         SECTION 8.2 SUCCESSORS, ASSIGNMENT                      20
         SECTION 8.3 SURVIVAL OF WARRANTIES                      20
         SECTION 8.4 GOVERNING LAW; CONSENT TO JURISDICTION      20
         SECTION 8.5 COUNTERPARTS                                20
         SECTION 8.6 TITLES AND SUBTITLES                        21
         SECTION 8.7 FINDER'S FEE                                21
         SECTION 8.8 SUBORDINATION                               21

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                PAGE
                                                                ----
         SECTION 8.9 EXPENSES                                    21
         SECTION 8.10 AMENDMENT AND WAIVERS                      21
         SECTION 8.11 SEVERABILITY                               21
         SECTION 8.12 ENTIRE AGREEMENT                           21



EXHIBITS
EXHIBIT A         -      Form of Term Sheet
EXHIBIT B         -      Form of Lender Warrant
EXHIBIT C         -      Schedule of Exceptions
EXHIBIT D         -      DriveOff.com, Inc. Amended and Restated Certificate of Incorporation
EXHIBIT E         -      Borrower's Stock Option Plan
EXHIBIT F         -      Schedule of Borrower Stock Option Grants
EXHIBIT G         -      Investor Rights Agreement
EXHIBIT H         -      Parent Guarantee
EXHIBIT I         -      Opinion of Benesch Friedlander Coplan & Aronoff LLP

                                CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of July 23, 1999 by and between DriveOff.com, Inc., a Delaware Corporation ("BORROWER"), Navidec, Inc., a Colorado corporation ("PARENT"), and WFC Holdings Corporation, a Delaware corporation ("LENDER" or "WFC").

                                     RECITAL
                                     -------

         Borrower has requested from Lender the credit accommodation described below, and Lender has agreed to provide said credit accommodation to Borrower on the terms and conditions contained herein.

         Prior to or simultaneous with the issuance of the Term Note and the Lender Warrant (each, as defined below), Parent is transferring to Borrower all its assets (including all related intellectual property and agreements) used in the conduct of the DriveOff.com business (the "DRIVEOFF.COM BUSINESS"). Unless otherwise indicated or the context requires otherwise, references to the "BORROWER" shall be deemed to be references to the Borrower including the DriveOff.com Business after giving effect to such transfer.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                                   ARTICLE I

                          THE CREDIT AND LENDER WARRANT
                          -----------------------------

     SECTION 1.1 TERM LOAN

     .

            (a) Term Loan. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower in the principal amount of Fifteen Million dollars ($15,000,000) (the "TERM LOAN"). Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of EXHIBIT A attached hereto ("TERM NOTE"), all terms of which are incorporated herein by this reference. The date upon which the Term Loan is funded hereunder is referred to as the "CLOSING DATE."

            (b) Repayment. Subject to the terms hereof and those contained in the Term Note, the principal amount of the Term Loan and all accrued interest thereon shall be repaid on December 31, 2004 (the "MATURITY DATE").

            (c) MANDATORY PREPAYMENT. Lender can require mandatory prepayment of the Term Note (including all interest accrued thereon) if:

               (i) Borrower shall have not consummated a underwritten public offering of Borrower's common stock having gross proceeds to the Borrower in excess of $15 million by October 31, 2001;

               (ii) if, in one or more transactions, the assets primarily used or necessary to the DriveOff.com Business are sold or transferred by Borrower or if Parent fails to transfer any such asset owned by it within 10 days of request therefor by Borrower or Lender; or

               (iii) (A) J. Ralph Armijo shall cease to be a director of Borrower or a working active executive officer of Parent or (B) Michael Kranitz shall cease to be a working active executive officer of Borrower (in either case, other than as a result of death or reasonably as a result of physical or mental incapacity).

            (d) VOLUNTARY PREPAYMENT. Borrower may not prepay principal or interest on the Term Loan.

         SECTION 1.2 INTEREST

         .

         The outstanding principal balance of the Term Note, and accrued interest thereon, shall bear interest at the rate of three percent (3%) per annum; accrued semiannually and payable on the Maturity Date. The interest rate reflects the benefit of the Lender Warrant.

         SECTION 1.3 CONVERTIBILITY

         .

         Subject to restrictions under the Bank Holding Company Act (the "BHC ACT") and the terms of the Transfer and Conversion Restriction Agreement of even date herewith (the "CONVERSION AGREEMENT"), the Term Loan is convertible in accordance with the terms of the Term Note.

         SECTION 1.4 LENDER WARRANT

         .

         LENDER WARRANT. In consideration of the credit accommodation hereunder by Lender to Borrower, and for other good and valuable consideration, Borrower has issued to Lender a warrant in the form of EXHIBIT B attached hereto (the "LENDER WARRANT"). The shares of Borrower common stock ("COMMON STOCK") acquired upon exercise of the Lender Warrant are referred to as "WARRANT SHARES."

                                   ARTICLE II

                     BORROWER REPRESENTATIONS AND WARRANTIES

         The Parent and the Borrower hereby, jointly and severally, represent and warrant to the Lender that, except as set forth on the Schedule of Exceptions attached as EXHIBIT C (the "SCHEDULE OF EXCEPTIONS"):

         SECTION 2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION

         . The Borrower is a corporation established for the purpose of conducting the DriveOff.com Business. The Parent is duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and operate the DriveOff.com Business and to execute and deliver this Agreement, the Investor Rights Agreement, attached hereto as EXHIBIT G (the "RIGHTS AGREEMENT"), and the Parent Guarantee, attached hereto as EXHIBIT H (the "PARENT GUARANTEE"). The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its property and assets (including the DriveOff.com Business) and to carry on its business as proposed to be conducted, to execute and deliver this Agreement, and the Term Note, the Lender Warrant, the Investor Rights Agreement, the Parent Guarantee and the Conversion Agreement (collectively, the "ANCILLARY AGREEMENTS"), to issue and sell the Series A Preferred Stock issuable upon conversion of the Term Note, to issue and sell the Common Stock issuable upon conversion of the Series A Preferred Stock, to issue and sell the Common Stock issuable upon exercise of the Lender Warrant, and to carry out the provisions of this Agreement and each Ancillary Agreement. Each of the Parent (as it relates to the DriveOff.com Business) and the Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the DriveOff.com Business (in the case of Parent) or its business, properties or financial condition (in the case of the Borrower).

         SECTION 2.2 CAPITALIZATION AND VOTING RIGHTS

         . The authorized capital of the Borrower consists, or will consist immediately prior to the Closing, of:

            (a) PREFERRED STOCK. Six Million Four Hundred Thousand (6,400,000) shares of Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), of which
(A) Three Million Two Hundred Thousand (3,200,000) shares have been designated Series A-1 Voting Preferred Stock (the "SERIES A-1 PREFERRED STOCK"), none of which are outstanding prior to the Closing and all of which have been reserved for potential issuance under the Term Note and (B) Three Million Two Hundred Thousand (3,200,000) have been designated Series A-2 Non-Voting Preferred Stock (the "SERIES A-2 PREFERRED STOCK") none of which are outstanding prior to the Closing and all of which have been reserved for potential issuance under the Term Note. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Borrower's Amended and Restated Certificate of Incorporation in the form of EXHIBIT D attached hereto (the "CERTIFICATE").

            (b) COMMON STOCK. Twenty Eight Million Six Hundred Thousand (28,600,000) shares of Common Stock (the "COMMON STOCK"), of which (A) Twenty-Three Million Six Hundred Thousand

(23,600,000) have been designated voting Common Stock of which Twelve Million Eight Hundred Thousand (12,800,000) shares are issued and outstanding and (B) Five Million (5,000,000) shares have been designated non-voting Common Stock of which no shares are issued and outstanding. All outstanding shares of Common Stock are voting Common Stock owned by Parent. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "ACT") and any relevant state securities laws or pursuant to valid exemptions therefrom. The Borrower has reserved Two Million (2,000,000) shares of its Common Stock for issuance under its 1999 Stock Option Plan (the "BORROWER'S STOCK OPTION PLAN") in the form attached hereto as EXHIBIT E. The options outstanding under Borrower's Stock Option are owned by the individuals in the numbers specified in EXHIBIT F. All such options vest as described in the Schedule of Exceptions.

            (c) Except for (A) the conversion privileges of the Term Note and the exercise privileges under the Lender Warrant, (B) the rights provided in the Investor Rights Agreement and (C) as set forth on the Schedule of Exceptions, there are not outstanding any options, warrants, rights (including conversion or preemptive rights or rights of first refusal) or obligations for the purchase or acquisition from Parent or the Borrower of any shares of the Borrower's capital stock. Except as set forth on the Schedule of Exceptions, neither the Parent nor the Borrower is a party or subject to any agreement or understanding and, to the best of the Borrower's knowledge, there is no agreement or understanding between any other persons or entities which affects or relates to the voting or giving of written consents with respect to any Borrower security or by a director of the Borrower.

         SECTION 2.3 SUBSIDIARIES

         . Except as set forth in the Schedule of Exceptions, the Borrower does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Borrower is not a participant in any joint venture, partnership, or similar arrangement.

         SECTION 2.4 AUTHORIZATION

         . All corporate action on the part of the Parent, the Borrower and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, the performance of all obligations, as applicable, of the Parent and the Borrower hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Term Note and the Lender Warrant being sold hereunder, the Borrower Common Stock issuable upon the exercise of the Lender Warrant, the Series A Preferred Stock issuable upon the conversion of the Term Note, and the Common Stock issuable upon the conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements, constitute valid and legally binding obligations, as applicable, of the Parent and the Borrower, enforceable in accordance with their respective terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the

Rights Agreement may be limited by applicable federal or state securities laws.

         SECTION 2.5 VALID ISSUANCE OF TERM NOTE, LENDER WARRANT, PREFERRED STOCK AND COMMON STOCK

         . The Term Note and the Lender Warrant when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be validly issued and fully paid and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Rights Agreement, the Conversion Agreement, and the BHC Act and, based in part upon the representations of the Lender in this Agreement, will be issued in compliance with the registration and qualification provisions of all applicable federal and state securities laws. The Common Stock issuable upon exercise of the Lender Warrant has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Lender Warrant, will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable securities laws and the BHC Act. The Series A Preferred Stock issuable upon conversion of the Term Note (the "NOTE SHARES") and the Common Stock issuable upon conversion of the Series A Preferred Stock (the "CONVERSION SHARES") have been duly and validly reserved for issuance and, upon issuance in accordance with the applicable terms of the Term Note or the Certificate, as the case may be, will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Rights Agreement and the Conversion Agreement and under applicable securities laws and the BHC Act.

         SECTION 2.6 CONSENTS

         . Except as set forth on the Schedule of Exceptions, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Borrower or any other person or entity not a party to this Agreement is required in connection with the consummation of the transactions contemplated by this Agreement (including the transfer of the DriveOff.com Business to Borrower), except for (i) the filing pursuant to
Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of Closing or within 15 days of the issuance of the Note Shares or Conversion Shares, as the case may be, and (ii) such consents as shall have been obtained prior to the Closing and are described in reasonable detail in Section 2.6 of the Schedule of Exceptions hereunder.

         SECTION 2.7 LITIGATION

         . There is no action, suit, proceeding or investigation pending or to Borrower's knowledge currently threatened against the Parent or the Borrower that questions the validity of this Agreement or the Ancillary Agreements, or the right of the Parent or the Borrower, as applicable, to enter into any such agreement, or to consummate the transactions contemplated hereby or thereby (including the transfer of the DriveOff.com Business to the Borrower), or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Borrower (including the DriveOff.com Business), financially or otherwise, or any change in the current equity ownership of the Borrower. There is no action, suit, proceeding or investigation by the Parent relating to the DriveOff.com Business or the Borrower currently pending or that the Parent or the Borrower intends to initiate.

         SECTION 2.8 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS

         . Each employee, officer and consultant of the DriveOff.com Business and the Borrower has executed a Proprietary Information and Inventions Agreement in the form provided to counsel to Lender. Neither the Parent nor the Borrower is aware that any of the DriveOff.com Business' employees or the Borrower's employees, officers or consultants are in violation thereof, and the Borrower will use its best efforts to prevent any such violation. Neither the Parent nor the Borrower is aware that any officer or key employee related to the DriveOff.com Business or the Borrower intends to terminate employment with the Parent or the Borrower, nor does the Parent or the Borrower have a present intention to terminate the employment of any of the foregoing. Subject to general principles relating to wrongful termination of employees, the employment of each officer and employee of the Borrower or Parent (related to the DriveOff.com Business) is terminable at the will of the Parent or the Borrower.

         SECTION 2.9 PATENTS AND TRADEMARKS

         . To the best of its knowledge, at the Closing, the Borrower owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Parent (related to the DriveOff.com Business) and the Borrower. Neither the Parent (as related to the DriveOff.com Business) nor the Borrower has received any oral or written communications alleging that it has violated or that its business as currently conducted or proposed to be conducted would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither Parent (as related to the DriveOff.com Business) nor the Borrower is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Borrower (including the DriveOff.com Business) or that would conflict with the Borrower's business as proposed to be conducted. Neither the execution nor delivery of this Agreement nor any of the Ancillary Agreements, nor the carrying on of the Parent's or the Borrower's business by the employees of the Parent (related to the DriveOff.com Business) or the Borrower, nor the conduct of the Borrower's business as proposed, will, to the best of the Parent's or the Borrower's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither the Parent nor the Borrower believes it is or will be necessary to utilize any inventions of any of DriveOff.com Business employees (or people it currently intends to hire) made prior to their employment by the Parent or the Borrower.

         SECTION 2.10 LEGAL COMPLIANCE

         . Each of the Parent (as it relates to the DriveOff.com Business) and the Borrower has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, regional, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         SECTION 2.11 COMPLIANCE WITH OTHER INSTRUMENTS

         . Neither the Borrower nor Parent is in violation or default of any provision of its Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to it. The execution, delivery and performance by Parent and the Borrower, as applicable, of this Agreement, and the Ancillary Agreements to which it is party and the consummation of the transactions contemplated hereby and thereby (including Parent's transfer of the DriveOff.com Business to the Borrower) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Parent related to the DriveOff.com Business or the Borrower or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the DriveOff.com Business or the Borrower, its business or operations or any of its assets or properties.

         SECTION 2.12 AGREEMENTS; ACTION

         .

            (a) Except for agreements set forth on the Schedule of Exceptions, or except as explicitly contemplated by this Agreement and the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Borrower and any of its officers, directors, affiliates, or any affiliate thereof.

            (b) Borrower is not party to any agreement with any financial institution which provides for delivery of a DriveOff solution prior to, or on terms more favorable than, the solution proposed to be delivered to Wells Fargo & Co. under the agreements between it and the Company.

            (c) Except as expressly contemplated by this Agreement or as set forth on the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the DriveOff.com Business or the Borrower is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the DriveOff.com Business or the Borrower in excess of, ten thousand dollars ($10,000), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the DriveOff.com Business or the Borrower, or (iii) provisions restricting, affecting or providing preferential terms with respect to the development, manufacture or distribution of the

Borrower's products or services (including the DriveOff.com Business' products and services), or (iv) indemnification by the Parent (as it relates to the DriveOff.com Business) or the Borrower with respect to infringements of proprietary rights.

            (d) With respect to the Borrower's obligations thereunder and, to the Borrower's and Parent's knowledge, with respect to the obligations of the other parties thereto, all of the contracts, agreements and instruments set forth or required to be set forth on the attached Schedule of Exceptions are valid, binding and enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application effecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy. Each of the Parent (as it relates to the DriveOff.com Business) and the Borrower has performed all material obligations required to be performed by it under the contracts, agreements and instruments listed or required to be listed on the attached Schedule of Exceptions and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract, agreement or instrument; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Parent (as it relates to the DriveOff.com Business) or the Borrower under any contract, agreement or instrument listed or required to be listed on the attached Schedule of Exceptions; and neither the Parent nor the Borrower has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment listed or required to be listed on the attached Schedule of Exceptions.

            (e) A true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached Schedule of Exceptions have been made available to the Lender's counsel.

            (f) The Borrower has not declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock. The Borrower (including the DriveOff.com Business) has not
(i) except as set forth on the Schedule of Exceptions, incurred or been transferred by Parent any indebtedness for money borrowed or any other liabilities in excess of five thousand dollars ($5,000) in the aggregate, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (g) The Borrower (including the DriveOff.com Business) is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition (including exclusive licensing, services or distribution agreements and non-compete agreements).

            (h) The Borrower has no current plans to (i) consolidate with or merge into any other corporation, (ii) sell, convey or dispose of all or substantially all of the assets of the Borrower or engage in a series of related transactions in which more than fifty percent (50%) of the voting power of the Borrower would be disposed of with any corporation, partnership, association or other business entity or individual, or (iii) engage in any other form of acquisition, liquidation, dissolution or winding up the Borrower (other than the acquisition of the DriveOff.com Business).

         SECTION 2.13 RELATED-PARTY TRANSACTIONS

         . None of Parent, any employee, officer, or director of the Parent or the Borrower or member of any such individual's immediate family is indebted to the Borrower (including the DriveOff.com Business), nor is the Borrower indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as a result of their ownership of Parent or Borrower securities or options, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Borrower (including the DriveOff.com Business) is affiliated or with which it has a business relationship, or, to the best of the Parent's or the Borrower's knowledge, any firm or corporation that competes with the Borrower (including the DriveOff.com Business), except that such individuals or entities may own nominal amounts (up to one percent (1%)) of stock in publicly traded companies that may compete with the Borrower. Except as a result of their ownership of Parent or Borrower securities or options, no officer, director or member of the immediate family of any officer or director of the Parent or the Borrower is directly or indirectly interested in any material contract with the Borrower.

         SECTION 2.14 PERMITS

         . The Borrower (including the DriveOff.com Business) has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Borrower, and the Borrower believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Borrower (including the DriveOff.com Business) is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         SECTION 2.15 DISCLOSURE

         . Parent and the Borrower have fully provided Lender with all the information that Lender has requested for deciding whether to lend hereunder and all information which the Borrower believes is reasonably necessary to enable a reasonable Lender to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         SECTION 2.16 REGISTRATION RIGHTS

         . Except as provided in the Rights Agreement, the Borrower has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         SECTION 2.17 CORPORATE DOCUMENTS

         . Except for amendments necessary to satisfy representations and warranties or conditions contained herein, the Certificate and Bylaws of the Borrower are in the form previously provided to counsel for the Lender.

         SECTION 2.18 TITLE TO PROPERTY AND ASSETS

         . At Closing, the Borrower owns its property and assets (including the DriveOff.com Business) free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair its ownership or use of such property or assets. The assets acquired at or prior to Closing in connection with Parent's transfer to the Borrower of the DriveOff.com Business constitute substantially all the assets, properties and right necessary to conduct the DriveOff.com Business, which immediately prior to such Closing are used in connection with the conduct of the DriveOff.com Business as conducted by Parent. With respect to the property and assets it leases, the Borrower (including the DriveOff.com Business) is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         SECTION 2.19 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES; PROJECTIONS

         .

            (a) The Borrower has delivered to Lender its initial unaudited balance sheet (giving effect to the acquisition of the DriveOff.com Business) (the "INITIAL BALANCE SHEET"). The Borrower (including the DriveOff.com Business) is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Borrower maintains a standard system of accounting established and administered in accordance with GAAP. Except for obligations incurred in the ordinary course of business which are not material, the Borrower does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Initial Balance Sheet, or
(ii) have not been specifically described in this Agreement or in the Schedule of Exceptions and specifically identified herein or therein as not being included in the Initial Balance Sheet.

            (b) The Borrower has provided to the Lender projected financial information for the three year period ended December 31, 2001 (the "PROJECTED FINANCIAL STATEMENTS"). The Projected Financial Information was prepared by Parent and the Borrower in good faith and based on assumptions deemed reasonable by the Parent and the Borrower.

         SECTION 2.20 CHANGES IN CONDITIONS

         . Since December 31, 1998 or in the case of the Borrower the date of its incorporation, there has not been:

            (a) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Parent (as it relates to the DriveOff.com Business other than the transfer of the DriveOff.com Business to Borrower) or the Borrower or sale of material amount of assets;

            (b) any resignation or termination of employment of any key officer of the Borrower or the DriveOff.com Business;

            (c) any mortgage, pledge, transfer of a security interest in, or lien, created by the Borrower or Parent, with respect to any of the Borrower's or the DriveOff.com Business' material properties or assets, except liens for taxes not yet due or payable;

            (d) any loans or guarantees made by the Parent (as it relates to the DriveOff.com Business) or the Borrower to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

            (e) any declaration, setting aside or payment or other distribution in respect of any of the Borrower's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Borrower; or

            (f) to Parent's or Borrower's knowledge, any other event or condition of any character which might materially and adversely affect the assets, financial condition, properties, operating results or business of the DriveOff.com Business or the Borrower.

         SECTION 2.21 INSURANCE

         . The Borrower (including the DriveOff.com Business) has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         SECTION 2.22 MINUTE BOOKS

         . The minute books of the Borrower provided to counsel to WFC contain a complete summary of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and reflect all actions by the directors (and any committee of the directors) and stockholders referred to in such minutes accurately in all material respects.

         SECTION 2.23 TAX RETURNS, PAYMENTS AND ELECTIONS

         . Each of the Parent (as it may impact the DriveOff.com Business) and the Borrower has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Each of the Parent (as it may impact the DriveOff.com Business) and the Borrower has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes, if any, of the Borrower as shown in the Initial Balance Sheet is adequate for taxes due or accrued as of the date thereof. The Borrower has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the Code. Neither the Parent (as it may impact the DriveOff.com Business) nor the Borrower has ever had any tax deficiency proposed or assessed against it or executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. To the Parent's and Borrower's knowledge, as they relate to the DriveOff.com Business, none of the Parent's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since its incorporation, the Borrower has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Each of the Parent (as it relates to the DriveOff.com Business and its employees) and the Borrower has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

         SECTION 2.24 ENVIRONMENTAL LAWS

         . To the best of its knowledge, the Borrower (including the DriveOff.com Business) is not in violation of and has no liability or potential liability under any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its and Parent's knowledge, with respect to the DriveOff.com Business, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

         SECTION 2.25 EMPLOYEES; EMPLOYEE COMPENSATION

         . To its knowledge, each of the Parent (as related to the DriveOff.com Business) and the Borrower has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the Parent's and the Borrower's knowledge, no employee of the DriveOff.com Business or the Borrower is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Borrower or any other party because of the nature of the business conducted or to be conducted by the Borrower or to the utilization by the employee of his best efforts with respect to such business. The Borrower is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement, except the Borrower's Stock Option Plan and offer letters in the ordinary course of business.

         SECTION 2.26 EMPLOYEE BENEFIT PLANS

         . Other than the Borrower Stock Option, the Borrower does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

                                  ARTICLE III

                      LENDER REPRESENTATIONS AND WARRANTIES
                      -------------------------------------

         Lender hereby represents and warrants that:

         SECTION 3.1 AUTHORIZATION

         . Lender has full power and authority to enter into this Agreement and the Ancillary Agreements to which it is party, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

         SECTION 3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT

         . This Agreement is made with the Lender in reliance upon its representation to the Borrower, which by Lender's execution of this Agreement Lender hereby confirms, the Term Note and the Lender Warrant to be received by Lender, the shares of Common Stock to be received upon exercise of the Lender Warrant, the shares of Series A Preferred Stock issuable upon the conversion of the Term Note, and the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock (collectively, the "SECURITIES") will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

         SECTION 3.3 DISCLOSURE OF INFORMATION

         . Lender believes it has received all the information it considers necessary or appropriate for deciding whether to make the Term Loan hereunder and to purchase the Lender Warrant. Lender further represents that it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the Term Loan and the Lender Warrant and the business, properties and financial condition of the Borrower. The foregoing, however, does not limit or modify the representations and warranties of the Borrower or Parent in Section 2 of this Agreement or the right of Lender to rely thereon.

         3.4 INVESTMENT EXPERIENCE

         . The Lender is an Lender in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Term Loan and the Lender Warrant. Lender has not been organized solely for the purpose of acquiring the Term Loan and the Lender Warrant.

         SECTION 3.5 ACCREDITED LENDER

         . Lender is an "ACCREDITED LENDER" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         SECTION 3.6 RESTRICTED SECURITIES

         . Lender understands that the Securities it is purchasing are characterized as "RESTRICTED SECURITIES" under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In addition, Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Lender understands that no public market presently exists for the Term Note, the Lender Warrant, the Warrant Shares or Common Stock of the Borrower, and there can be no assurance that any such market will be created.

         SECTION 3.7 FURTHER LIMITATIONS ON DISPOSITION

         . Without in any way limiting the above, Lender further agrees not to make any disposition of all or any portion of the Securities unless, and until the transferee has agreed in writing for the benefit of the Borrower to be bound by this Section 3 and Section 6 of this Agreement and the Rights Agreement, and:

            (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (b) Lender shall have notified the Borrower of the proposed disposition and shall have furnished the Borrower with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Borrower, Lender shall have furnished the Borrower with an opinion of counsel, reasonably satisfactory to the Borrower that such disposition will not require registration of such shares under the Act. It is agreed that the Borrower will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such Registration Statement or opinion of counsel shall be necessary for a transfer by a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as Lender.

         SECTION 3.8 LEGENDS

         . It is understood that the certificates evidencing the Securities (other than the Term Note) shall bear the following legend:

                  "The securities represented hereby have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold or transferred in the absence of such registration or unless the Corporation receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act. Copies of the agreements covering the purchase of these shares and restricting their transfer may be obtained at no cost by written request made by the holder of record of this Certificate to the Secretary of the Corporation at the principal executive offices of the Corporation."

                  "The securities represented by this Certificate are subject to the terms and conditions of the Corporation's Investor Rights Agreement dated August ___, 1999. A copy of such agreement may be obtained without charge upon written request to the Corporation at its principal place of business."

                                   ARTICLE IV

                                   CONDITIONS
                                   ----------

         SECTION 4.1 LENDER CONDITIONS OF EXTENSION OF CREDIT

         . The obligation of Lender to extend the credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parent and the Borrower contained in Article II shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            (b) PERFORMANCE. The Parent and the Borrower shall have performed and complied with all agreements, obligations and conditions contained in this Credit Agreement that are required to be performed or complied with by it on or before the Closing.

            (c) DRIVEOFF.COM BUSINESS TRANSFER AND CONSENTS. Simultaneous with or prior to the Closing, Parent shall have transferred the DriveOff.com Business to the Borrower [and in connection therewith shall have acquired the consents set forth in Section 2.6 of the Schedule of Exceptions].

            (d) COMPLIANCE CERTIFICATE. The President of the Parent and the Borrower shall deliver to Lender at the Closing a certificate stating that the conditions specified in Paragraphs (a) and (b) have been fulfilled.

            (e) AMENDED AND RESTATED CERTIFICATE. Borrower shall have filed the amended Certificate in the form attached hereto as EXHIBIT D with the Delaware Secretary of State.

            (f) QUALIFICATIONS. All prior authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Term Note and the other Securities pursuant to this Credit Agreement shall be duly obtained and effective as of the Closing.

            (g) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing (including the transfer of the DriveOff.com Business to the Borrower) and all documents incident thereto shall be reasonably satisfactory in form and substance to Lender's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. The documentation related to the transfer of the DriveOff.com Business shall contain for the benefit of the Borrower appropriate representations and warranties of Parent, indemnification provisions from Parent in favor of the Borrower and mutual further assurance provisions in form and substance satisfactory to Lender's counsel.

            (h) PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each of J. Ralph Armijo, Michael Kranitz, Patrick Mawhinney and Harold Anderson and the Borrower shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Lenders.

            (i) INVESTOR RIGHTS AGREEMENT. The Borrower, Lender and the other parties thereto shall have entered into the Rights Agreement.

            (j) PARENT GUARANTEE. Each of the Parent and the Borrower shall have entered into the Parent Guarantee.

            (k) OPINION OF COMPANY COUNSEL. Lender shall have received from Benesch Friedlander Coplan & Aronoff LLP, counsel to Parent and the Borrower, an opinion, dated as of the Closing, in the form and substance reasonably satisfactory to WFC's counsel.

            (l) PARENT SHARES. WFC shall have consummated prior to or simultaneous with the Closing its acquisition of Parent shares from Parent pursuant to the Stock and Note Purchase Agreement of even date herewith by and between Parent and WFC.

         SECTION 4.2 BORROWER CONDITION

         . The obligations of the Borrower to Lender under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Lender:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lender contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            (b) QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

            (c) INVESTOR RIGHTS AGREEMENT. The Borrower and each of the Lenders shall have entered into the Rights Agreement.

            (d) PARENT SHARES. WFC shall have consummated prior to or simultaneous with the Closing its acquisition of Parent shares from Parent.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Borrower covenants that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under this Agreement or the Term Loan remain outstanding, and until payment in full of all obligations of Borrower subject hereto and thereto, Borrower shall, unless Lender otherwise consents in writing:

         SECTION 5.1 PUNCTUAL PAYMENTS

         . Punctually pay all principal, interest, fees or other liabilities due under this Agreement or the Term Loan at the times and place and in the manner specified therein.

         SECTION 5.2 ACCOUNTING RECORDS

         . Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make reasonable numbers of copies of the same, and to inspect the properties of Borrower.

         SECTION 5.3 COMPLIANCE

         . Preserve and maintain in all material respects all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

         SECTION 5.4 INSURANCE

         . Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts reasonably satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect.

         SECTION 5.5 FACILITIES

         . Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be reasonably preserved and maintained.

         SECTION 5.6 TAXES AND OTHER LIABILITIES

         . Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender's reasonable satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

         SECTION 5.7 NOTICE TO LENDER

         . Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default (as defined in Article VII), or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name of Borrower.

                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

         Borrower further covenants that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under this Agreement or the Term Note remain outstanding, and until payment in full of all obligations of Borrower subject hereto and thereto, Borrower will not without Lender's prior written consent:

         SECTION 6.1 OTHER INDEBTEDNESS

         . Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Lender, and (b) any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof and (c) liabilities for borrowed money not in excess of Thirty Million Dollars ($30,000,000).

         SECTION 6.2 DIVIDENDS, DISTRIBUTIONS

         . Pay or declare any dividend or redeem, repurchase or acquire any share of its capital stock (except for dividends payable in Common Stock, for shares repurchased at cost in accordance with restricted stock purchase agreements with employees, officers, directors and consultants and redemptions of Series A Preferred Stock contemplated by the Certificate).

         SECTION 6.3 RELATED PARTY TRANSACTION

         .

            (a) Engage in any loans, leases, contracts or other transactions with any director, officer, key employee or greater than ten percent (10%) stockholder of Borrower or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person; PROVIDED, HOWEVER, that the foregoing shall not prohibit (i) any transaction which prior entering into with a third party, such transaction, the Borrower's Board of Directors shall in good faith determined that such transaction is as favorable to Borrower as could be obtained in an arm's-length transaction (ii) option grants to directors, officers and employees pursuant to Borrower's Stock Option Plan.

            (b) Enter into any severance agreement with any senior level employee or executive officer of the Borrower providing for severance payments in excess of twelve (12) months.

         SECTION 6.4 STOCK OPTION PLAN

         . Increase the aggregate number of shares reserved for issuance pursuant to Borrower's Stock Option Plan or any other plan (including any amendment thereto) providing for the issuance of capital stock or options to purchase capital stock to any employee, officer, director or consultant in excess of an aggregate of 2,600,000 shares of Common Stock (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations).

         SECTION 6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS

         . Effect (i) a consolidation, merger or other business combination with one or more persons that would result after giving cumulative effect to such transactions in the holder's of the Borrower's capital stock prior to such transaction(s) owning less than 50% of the surviving or combined company or business or (ii) sell all or substantially all its assets in one or more transactions to one or more other persons, unless the aggregate consideration per share of Common Stock (on an as converted basis and without regard to any liquidation preference contained in the Series A Preferred Stock or any other class of preferred stock) exceeds Twelve Dollars and Fifty Cents ($12.50) share.

                                  ARTICLE VII

                                EVENTS OF DEFAULT
                                -----------------

         SECTION 7.1 EVENTS OF DEFAULT

         . The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Agreement:

            (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable hereunder or under the Term Loan.

            (b) Any certificate furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Ancillary Agreement shall prove to be incorrect, false or misleading in any material respect when furnished or made.

            (c) Any default in the performance of or compliance with any material obligation, agreement or other provision contained herein or in the Term Note (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

            (d) Borrower or Parent shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or Parent shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("BANKRUPTCY CODE"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or Parent, which is unstayed within 45 days thereof, or Borrower or Parent shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or Parent shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or Parent by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         SECTION 7.2 REMEDIES

         . Upon the occurrence of any Event of Default the indebtedness of Borrower under the Term Note, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         SECTION 8.1 NO WAIVER

         . No delay, failure or discontinuance of Lender in exercising any right, power or remedy hereunder or under the Term Note shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under this Agreement and the Term Note must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 8.2 SUCCESSORS, ASSIGNMENT

         . This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Lender's prior written consent. Subject to the BHC Act and the Conversion Agreement, Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under this Agreement and the Term Loan.

         SECTION 8.3 SURVIVAL OF WARRANTIES

         . The warranties, representations and covenants of Parent, Borrower and Lender contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the other parties. All representations and warranties shall survive for a period of two years except that the intellectual property and tax representations and warranties which shall survive for three years or the lapsing of the applicable statute of limitations, respectively.

         SECTION 8.4 GOVERNING LAW; CONSENT TO JURISDICTION

         . This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among California residents entered into and to be performed entirely within Delaware.

         SECTION 8.5 COUNTERPARTS

         . This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.6 TITLES AND SUBTITLES

         . The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         SECTION 8.7 FINDER'S FEE

         . Except for any fee payable by Borrower to First Security Van Kasper in connection with the transactions contemplated by this Agreement (which must be acceptable to WFC), each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Lender agrees to indemnify and hold harmless Borrower from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees, or representatives is responsible. Parent and Borrower agree to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Parent or Borrower or any of its directors, officers, employees or representatives is responsible.

         SECTION 8.8 SUBORDINATION

         . Lender agrees that amounts owed under the Term Note shall be subordinate to up to Fifteen Million ($15,000,000) of indebtedness for borrowed money (including interest thereon) owed to a bank, lender, financial institution or the like. At Borrower's expense, Lender agrees to enter into a subordination agreement with Borrower's creditors in form and substance reasonably acceptable to Lender and its counsel.

         SECTION 8.9 EXPENSES

         . The Borrower shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Borrower shall reimburse Lender for all reasonable fees and expenses (including without limitation all accounting, consulting, travel and other third party fees and expenses) up to a maximum of $40,000 (collectively "EXPENSES").

         SECTION 8.10 AMENDMENT AND WAIVERS

         . Any term of this Agreement may be amended and any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower, Parent and Lender. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to this Agreement and any holder of the Term Note and each future holder of the Term Note and the Borrower.

         SECTION 8.11 SEVERABILITY

         . If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         SECTION 8.12 ENTIRE AGREEMENT

         . This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         IN WITNESS WHEREOF, the parties have executed this Credit Agreement as of the date first above written.

      PARENT:                        NAVIDEC, INC.

                                     By:  /s/ J. Ralph Armijo
                                          ------------------------------
                                          J. Ralph Armijo, President

                                     Address:  14 Inverness Drive
                                               Englewood, Colorado 80112

                                     Attention:  Ralph Armijo

                                     (T)  (303) 790-7565
                                     (F)

                                     with a copy to:

                                     Benesch, Friedlander, Coplan & Aronoff LLP
                                     2300 BP Tower
                                     200 Public Square
                                     Cleveland, Ohio 44114
                                     Attention:  Michael Wager
                                     (T)  (216) 363-4500
                                     (F)  (216) 363-4588


      BORROWER:                      DRIVEOFF.COM, INC.

                                     By:  /s/ Michael S. Kranitz
                                          ---------------------------------
                                          Michael S. Kranitz, President

                                     Address:  14 Inverness Drive
                                               Englewood, Colorado 80112

                                     Attention:  Michael Kranitz

                                     (T)  (303) 790-7565
                                     (F)  (303) 790-8845

                                     with a copy to:

                                     Benesch, Friedlander, Coplan & Aronoff LLP as provided above

      LENDER:                        WFC HOLDINGS CORPORATION

                                     By:  /s/ George Fehlhaber
                                          ----------------------------------
                                          George Fehlhaber, Senior Vice
                                            President & Treasurer

                                     By:  /s/ Paul Ardleigh
                                          ----------------------------------
                                          Paul Ardleigh, Senior Vice
                                            President


                                     Address:  444 Market Street
                                               San Francisco, California 94111

                                     Attention:  George Fehlhaber

                                     (T)  (415) 396-6264
                                     (F)  (415) 986-4598

                                     with a copy to:

                                     Wilson Sonsini Goodrich & Rosati
                                     650 Page Mill Road
                                     Palo Alto, California 94304

                                     Attention:  Kurt Berney

                                     (T)  (650) 493-9300
                                     (F)  (650) 493-6811